Exhibit 99

FOR IMMEDIATE RELEASE

Innovo Group Anticipates Revenues and Earnings Below Analysts’ Expectations for the Full Fiscal Year 2005; The Company to Hold its Earnings Call for its Second Quarter Financial Results on Thursday, July 7, 2005

Los Angeles, CA – June 29, 2005 – Innovo Group Inc. (Nasdaq: INNO) today announced the following:

•                  The Company anticipates that its net sales for its second fiscal quarter ended May 28, 2005 will be approximately $29 million and anticipates earnings per share of $0.01 from continuing operations, in line with analysts’ consensus expectations.

•                  The Company does not anticipate meeting analysts’ consensus expectations for the full fiscal year 2005.  The primary reason for this belief by the Company is due to an anticipated decline in private label sales for the third and fourth quarters as well as slower ramping up for the Company’s indie™ collection.  Based on current bookings, the Company would expect net sales from continuing operations to be approximately $115 million and anticipates earnings per share at approximately $0.05 for fiscal 2005.  The Company will discuss in more detail its forecast for the remainder of fiscal 2005 on the July 7 earnings conference call.

•                  The Company plans to release its earnings for the second quarter on Thursday, July 7, 2005 after market close and also plans to hold a conference call on the same day at 4:30 PM Eastern Time, featuring Jay Furrow, Chief Executive Officer, and Marc Crossman, President and Chief Financial Officer, to discuss its second quarter financial results and its projections for the remainder of fiscal 2005.  The Company intends to file its Quarterly Report for the second quarter with the Securities and Exchange Commission, on Tuesday, July 12, 2005.

Live audio of the conference call on Thursday, July 7, 2005 will be available to members of the news media, investors and the general public.  To access the live call, please dial (800) 299-9630 (U.S.) or (617) 786-2904 (international).  The conference ID number and participant passcode is 73367002 and is entitled the “Q2 2005 Innovo Group Earnings Conference Call.”  The information provided on the teleconference is only accurate at the time of the conference call, and Innovo Group will take no responsibility for providing updated information.  A telephone replay of the conference call will be available beginning at 6:30 PM Eastern Time on July 7, 2005 until 11:58 PM Eastern Time on July 14, 2005 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 20714477.  In addition, the conference call will be archived for one week after the call on the Company’s website at www.innovogroup.com.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiaries Innovo Azteca Apparel, Inc. and Joe’s Jeans, is a sales and marketing organization designing and selling apparel products to the retail and premium markets.  The Company’s apparel products consist of women’s high-end denim jeans and knit shirts featuring, among others, the Joe’s Jeans™ brand.  The Company currently produces products under license agreements and other agreements for private label and branded products.  More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “believe,” “estimate, “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: continued acceptance of the Company’s products in the marketplace, particularly acceptance and near-term sales of the Company’s brands such as indie™; successful implementation of its strategic plan; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Innovo Group Inc.

Shane Whalen 323-278-6764